Exhibit 10.3
RESONANT INC.
AMENDMENT NO. 2
TO
AMENDED AND RESTATED
2014 OMNIBUS INCENTIVE PLAN

This Amendment No. 2 (this “Amendment”) to the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) is effective as of June 6, 2017, by action of the Board of Directors of Resonant Inc., a Delaware corporation (the “Company”).
1.    Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:
“(a)    Subject to adjustment as provided in Section 12.2, a total of 5,950,000 Shares shall be authorized for grant under the Plan (the “Maximum Plan Shares”). Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted.”
I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on March 29, 2017, and approved by the stockholders of the Company at a meeting held on June 6, 2017.
Executed as of June 6, 2017

RESONANT INC.

By:	/s/ Jeff A. Killian
Name:	Jeff A. Killian
Its:	Chief Executive Officer